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                                                              EXHIBIT 99(A)(11)

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                 Year Ended
                                                                    (Thousands of dollars, except for per
                                                                           share data and ratios)
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                                                                        12/31/01              12/31/00
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
Fixed charges:
..    Interest Expensed and capitalized (actual interest                  4,537                  3,180
     expense)
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..    Amortized premiums, discounts and capitalized                         --                    --
     expenses related to indebtedness
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..    Interest within rental expense                                        --                    --
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..    Preference security dividend requirements                             --                    --
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Total                                                                    4,537                  3,180
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Earnings:
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..    Pretax income from continuing operations before                    (53,650)               35,098
     adjustment for minority interests in consolidated
     subsidiaries or income or loss from equity investees
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Add:
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..    Fixed charges                                                       4,537                  3,180
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..    Amortization of capitalized interest                                  --                    --
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..    Distribution income of equity investees                               --                    --
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..    Company share of pre-tax losses of equity investees                   --                    --
     for which charges arising from guarantees are included in
     fixed charges
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Subtract:
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..    Interest capitalized                                                  --                    --
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..    Preference security dividend requirements                             --                    --
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..    Minority interest in pre-tax income of subsidiaries                   --                    --
     that have not incurred fixed charges
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Total:                                                                  (49,113)               38,278
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Ratio of Earnings (Losses) to Fixed Charges                             (10.82)                 12.04
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Dollar amount of deficiency (mainly due to write-off of                  53,650                  N/A
intangible assets)
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Pro forma ratio of earnings to fixed charges (adding back                 0.57                   N/A
impairment of intangible assets of 51,702)
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Dollar amount of deficiency                                              1,948                   N/A
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